Exhibit 99.3

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”) is entered into as of March 12, 2012, by and between NEC Corporation, a Japanese corporation with its principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan (“NEC Corporation”), and KEMET Electronics Corporation, a Delaware corporation with its principal place of business at 2835 Kemet Way, Simpsonville, South Carolina 29681 (“Purchaser”).  NEC Corporation and Purchaser may hereafter be referred to collectively as the “Parties”, or individually as a “Party”.

RECITALS:

WHEREAS, pursuant to the Stock Purchase Agreement by and among NEC Corporation, Purchaser and NEC TOKIN Corporation, a Japanese corporation with its principal place of business at 7-1, Kohriyama 6-chome, Taihaku-ku, Sendai-shi, Miyagi 982-8510, Japan (the “Company”) dated as of March 12, 2012 (“Stock Purchase Agreement”), KEMET has agreed to purchase from the Company 276,353,456 shares of Common Stock (as hereinafter defined), representing 51% of the outstanding shares of Common Stock after giving effect to such purchase, for an aggregate purchase price of $50.0 million;

WHEREAS, pursuant to the Stock Purchase Agreement, the Company agrees to issue to NEC Corporation and NECAP shares of its new non-voting convertible preferred stock, and NEC Corporation and NECAP agrees to acquire such shares of new preferred stock, all on the terms and subject to the conditions set forth in the Stock Purchase Agreement, such that after giving effect to such issuance of the new non-voting convertible preferred stock and Purchaser’s purchase of the new shares of common stock, NEC Corporation will hold 66.0% of the outstanding equity securities of the Company and Purchaser will hold 34.0% of the outstanding equity securities of the Company;

WHEREAS, NEC Corporation desires to grant to Purchaser two options to purchase first, additional new shares of common stock from the Company, and second, all of the shares of common stock and non-voting convertible preferred stock of the Company then held by NEC Corporation and by NECAP, such that, after giving effect to Purchaser’s exercise of the first and second option, Purchaser will hold 51.0% and 100.0%, respectively, of the common stock of the Company, and 49.0% and 100.0%, respectively, of the outstanding equity securities of the Company; and

WHEREAS, Purchaser desires to grant to NEC Corporation an option to require Purchaser to purchase all of the shares of common stock and non-voting convertible preferred stock of the Company then held by NEC Corporation and by NECAP, such that after giving effect to NEC Corporation’s exercise of the option, Purchaser will hold 100.0% of the outstanding common stock and other equity securities of the Company.

AGREEMENT:

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties mutually agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms have the following meanings:

“Additional Definitive Agreement” has the meaning set forth in Section 10.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

“Antitrust Laws” has the meaning set forth in Section 3.1(a).

“Closing” means the First Call Option Closing, the Second Call Option Closing, or the Put Option Closing, as the context so requires.

“Closing Date” means the First Call Option Closing Date, the Second Call Option Closing Date, or the Put Option Closing Date, as the context so requires.

“Common Stock” means the common stock of the Company.

“Company Financial Statements” has the meaning set forth in Section 4.6 of the Stock Purchase Agreement.

“Disclosure Schedules” means the Disclosure Schedules as defined in the preamble to Section 4 of the Stock Purchase Agreement.

“First Call Option Closing” has the meaning set forth in Section 2.1(c).

“First Call Option Closing Date” has the meaning set forth in Section 2.1(c).

“First Call Option” has the meaning set forth in Section 2.1(a).

“First Call Option Notice” has the meaning set forth in Section 2.1(b).

“First Call Option Purchase Price” has the meaning set forth in Section 2.1(a).

“First Call Option Shares” has the meaning set forth in Section 2.1(a).

“Fundamental Representations” has the meaning set forth in Section 7.1.

“Governmental Body” means with respect to any nation (including, without limitation, Japan and the U.S.), state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Initial Closing” means the sale and purchase of the New Common Shares under the Stock Purchase Agreement.

“Initial Closing Date” means the Closing Date as defined in the Stock Purchase Agreement.

“Indemnified Party” has the meaning set forth in Section 7.5(a).

“Indemnifying Party” has the meaning set forth in Section 7.5(a).

“Japanese GAAP” means Japanese generally accepted accounting principles, consistently applied.

“LICA” has the meaning set forth in Section 10.1.

“Losses” means any loss, liability, damage or expense, including reasonably attorneys’ fees and expenses and amounts paid in investigation, defense or settlement thereof.

“LTM EBITDA” means (a) the operating profit of the Company plus (b) depreciation plus (c) amortization, determined for the immediately preceding twelve-month period ending on (x) the last day of the complete quarter immediately prior to the date of determination, or (y) the date of determination, if such date of determination falls on the last day of the complete quarter, as the case may be, such amounts determined in accordance with Japanese GAAP, and shall expressly exclude the following items: (i) any proceeds from any insurance policies, including, without limitation, with respect to the operation or facilities in Thailand and (ii) any one-time or non-recurring items or special adjustments (including, without limitation, gains from insurance proceeds or extinguishment of debt or other gains not realized in the ordinary course of business), in each case, whether positive or negative.

An event, violation or other matter will be deemed to have a “Material Adverse Effect” on the Company if such event, violation or other matter would be reasonably expected to be material in negative impact or amount to the Company’s business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance; provided that, (i) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes), (ii) changes in the national or world economy or national or foreign financial credit or securities markets as a whole, (iii) changes in applicable law or applicable GAAP following the date hereof, (iv) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date hereof (provided that the underlying cause of any such failure shall not be excluded from this clause (iv)), (v) acts of war, sabotage or terrorism, or any escalation or worsening of such acts, or any earthquakes, hurricanes, tornados, and other wind storms, floods or other natural disasters and (vi) any reasonably foreseeable effect resulting from, arising out of, relating to, or caused by the restructuring plan announced by the Company before the date of this Agreement shall not, in and of itself, constitute a Material Adverse Effect.

“NECAP” means NEC Capital Solutions Limited, a Japanese corporation with its principal place of business at 29-11, Shiba 5-chome, Minato-ku, Tokyo 108-0014, Japan.

“NECAP Shares” has the meaning set forth in Section 2.2(a).

“NEC Debt Obligation” means outstanding indebtedness for borrowed money owed by the Company to NEC Corporation and all obligations evidenced by notes, bonds, debentures or similar instruments for the payment to NEC Corporation for which the Company is responsible or liable; provided that NEC Debt Obligation does not include Thai Rebuilding Debt Obligation.

“NEC Shares” has the meaning set forth in Section 2.2(a).

“New Common Shares” has the meaning set forth in Section 2(a) of the Stock Purchase Agreement.

“New Preferred Shares” has the meaning set forth in Section 2(b) of the Stock Purchase Agreement, the rights and preferences of which are set forth in Exhibit I attached thereto.

‘‘Person’’ means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

‘‘Preferred Stock” means the non-voting convertible preferred stock of the Company, issued pursuant to the Stock Purchase Agreement.

“Purchase Price” has the meaning set forth in Section 2(a) of the Stock Purchase Agreement.

“Put Option Purchase Price” has the meaning set forth in Section 2.3(b).

“Put Option Closing” has the meaning set forth in Section 2.3(d)(i).

“Put Option Closing Date” has the meaning set forth in Section 2.3(d)(i).

“Put Option Notice” has the meaning set forth in Section 2.3(a).

“Put Option” has the meaning set forth in Section 2.3(a).

“Second Call Option” has the meaning set forth in Section 2.2(a).

“Second Call Option Closing” has the meaning set forth in Section 0.

“Second Call Option Closing Date” has the meaning set forth in Section 0.

“Second Call Option Notice” has the meaning set forth in Section 2.2(c).

“Second Call Option Purchase Price” has the meaning set forth in Section 2.2(b).

“Second Call Option Shares” has the meaning set forth in Section 2.2(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the New Common Shares, the First Call Option Shares, the Second Call Option Shares, the NECAP Shares, the NEC Shares or the New Preferred Shares, as the context so requires.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of the date hereof, by and among the Company, NEC Corporation and Purchaser.

“Subsidiary” of a Party means a corporation, company or other entity more than 50% of whose outstanding shares or securities (representing the right for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by that Party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

“Thai Rebuilding Debt Obligation” means outstanding indebtedness owed by the Company to NEC Corporation for those obligations evidenced by notes, bonds, debentures or similar instruments, which has been provided to the Company by NEC Corporation resulting from the deficiency in the insurance proceeds with respect to damages suffered by the Company and its Affiliates, related to or arising from the Thai flooding, which amount of outstanding indebtedness is not to exceed the amount of US$70,000,000.

“Third-Party Claim” has the meaning set forth in Section 7.5(a).

‘‘Transaction Documents’’ means this Agreement, the schedules and exhibits attached hereto, the Stock Purchase Agreement and the schedules and exhibits attached thereto, the Stockholders’ Agreement and any Additional Definitive Documents.

“Unfunded And Unreserved Pension Liabilities” means the projected benefit obligation of the Company less the value of the plan assets in both cases in the account of the Company prepared in accordance with Japanese GAAP, as of the date of determination set forth in this Agreement less the retirement benefit reserve in the amount set forth in the 1/31/2012 financial statements of the Company..

2.                                      Call Options; Put Option.

2.1                               First Call Option.

(a)                                 Purchaser shall have the option but not the obligation to purchase, free and clear of all liens, an additional 239,060,083 shares of Common Stock from the Company (the “First Call Option”) for a price equal to U.S. $50,000,000 (the “First Call Option Purchase Price”), such that after giving effect to the purchase and sale of such shares (the “First Call Option Shares”), Purchaser will hold, after giving effect to the conversion of 229,685,177 shares of Preferred Stock held by NEC Corporation and NECAP on a 1:1 basis into Common Stock, an aggregate of 51.0% of the Common Stock of the Company and an aggregate of 49.0% of the then outstanding equity securities of the Company.

(b)                                 Notice of First Call Option.  The Parties acknowledge that the closing of the First Call Option is scheduled on or about October 2013.  Notwithstanding the foregoing, at any time following the Initial Closing Date and until August 31, 2014, Purchaser may exercise its First Call Option by giving written notice proposing the First Call Option Closing Date to the Company and NEC Corporation (the “First Call Option Notice”) which may be at least three (3) month and up to five (5) months after the date of the First Call Option Notice.

(c)                                  Closing of First Call Option.  The closing of the First Call Option (the “First Call Option Closing”) shall be held at the offices of the Company at such date and location as Purchaser may specify and NEC Corporation and the Company may agree, such agreement not unreasonably withheld (the “First Call Option Closing Date”).  At the First Call Option Closing, Purchaser shall pay to the Company the First Call Option Purchase Price for the First Call Option Shares sold by the Company to Purchaser hereunder, by wire transfer of immediately available funds to the bank account of the Company designated by the Company in writing and the Company shall issue and sell to Purchaser the First Call Option Shares.  Any and all banking fees and charges (including remittance charges and lifting charges) incurred in connection with the payment of the First Call Option Purchase Price shall be assumed and paid by Purchaser.  At the First Call Option Closing, NEC Corporation shall cause 229,685,177 shares of Preferred Stock held by NEC Corporation and NECAP to be converted on a 1:1 basis into Common Stock, in accordance with the terms of the Preferred Stock set forth in the Company’s Articles of Incorporation.  Upon receipt of the First Call Option Purchase Price, the Purchaser and NEC Corporation shall cooperate to cause the Company to enter the name of KEMET Electronics Corporation in the Company’s shareholders registry in respect of such First Call Option Shares and to deliver to Purchaser a certified copy of the shareholder registry showing Purchaser’s ownership of the First Call Option Shares and NEC Corporation’s and NECAP’s holdings of Common Stock and Preferred Stock, after giving effect to the conversion set forth in the immediately preceding sentence.  Upon receipt of the First Call Option Purchase Price, the Purchaser and NEC Corporation shall cooperate to cause the Company to use all of the First Call Option Purchase Price to permanently reduce the amount of the then outstanding NEC Debt Obligation.

(d)                                 Closing Conditions for First Call Option.

(i)                                     Each of the conditions set forth in Section 3 shall be satisfied or waived by the applicable party.  For the avoidance of doubt, references to the applicable Closing shall mean the First Call Option Closing and references to the applicable Closing Date shall mean the First Call Option Closing Date.

(ii)                                  Additional First Call Option Closing Conditions.  Purchaser’s obligation to consummate the transactions to be performed by it in connection with the First Call Option Closing shall be subject to (A) notice by Purchaser to NEC Corporation that it has received updates to the Disclosure Schedules which it and NEC Corporation have reasonably cooperated to cause the Company to make in good faith solely in connection with the First Call Option to reflect the facts, events or circumstances existing after the date hereof and (B) delivery of evidence reasonably satisfactory to Purchaser of the conversion of 229,685,177 shares of Preferred Stock held by NEC Corporation and NECAP into 229,685,177 shares of Common Stock.

2.2                               Second Call Option.

(a)                                 Provided that Purchaser shall have exercised the First Call Option by delivering its First Call Option Notice on or before August 31, 2014, and whether or not the First Call Option Closing has occurred (other than as a result of a breach by Purchaser of its obligation to pay the purchase price for the First Call Option Shares), Purchaser shall have the option but not the obligation (the “Second Call Option”) to purchase all shares of Common Stock and Preferred Stock, free and clear of all liens, then held by NEC Corporation (the “NEC Shares”) and then held by NECAP (the “NECAP Shares”) (all such shares of Common Stock and Preferred Stock then held by NEC Corporation and NECAP, the “Second Call Option Shares”), for an aggregate purchase price equal to the Second Call Option Purchase Price, such that after giving effect to the purchase and sale and transfer of such Second Call Option Shares, Purchaser will hold all then outstanding equity securities of the Company.

(b)                                 Determination of Second Call Option Purchase Price.  Purchaser and NEC Corporation shall cooperate to cause the Company to calculate the aggregate purchase price of the Second Call Option Shares purchased by Purchaser from NEC Corporation and NECAP at the Second Call Option Closing (the “Second Call Option Purchase Price”).  The Second Call Option Purchase Price shall be determined as the greater of: (A) (x) the product of (i) LTM EBITDA (with a date of determination of the Second Call Option Closing Date) and (ii) 6.0, less (y) $100,000,000 (which represents the sum of the Purchase Price and the First Call Option Purchase Price) less (z) the Unfunded And Unreserved Pension Liabilities as of the Second Call Option Closing Date and (B) the outstanding NEC Debt Obligation, as of immediately prior to the Second Call Option Closing Date.  In the event the First Call Option Closing has not occurred or will not occur, the amount under clause (A)(y) in this Section 2.2(b) shall be $50,000,000.  The estimated amount of the Second Call Option Purchase Price for the purpose of Purchaser’s payment for the Second Call Option Closing shall be reasonably agreed upon by NEC Corporation and Purchaser at least twenty (20) days prior to the Second Call Option Closing Date, based on the Company’s calculation pursuant to its reasonable best estimation.  The final amount of the Second Call Option Purchase Price shall be reasonably confirmed by NEC Corporation and Purchaser based on the Company’s calculation pursuant to the actual figures as of the Second Call Option Closing Date as soon as reasonably practicable, but in any event, within twenty (20) days following the Second Call Option Closing Date.  In the event that the difference between the estimated Second Call Option Purchase Price and the final Second Call Option Purchase Price is more than US$10,000, the appropriate adjustment shall be made between (i) NEC Corporation and Purchaser and (ii) NECAP and Purchaser within thirty (30) days following the Second Call Option Closing Date.

(c)                                  Notice of Second Call Option.  On or after August 1, 2014, and continuing until May 31, 2018, Purchaser may exercise its Second Call Option by giving written notice proposing the Second Call Option Closing Date to the Company and NEC Corporation (the “Second Call Option Notice”), which may be at least three (3) months and up to five (5) months after the date of the Second Call Option Notice; provided that Purchaser shall have exercised the First Call Option by providing a First Call Option Notice pursuant to Section 2.1(b) on or before August 31, 2014.

(d)                                 Closing of Second Call Option.

(i)                                     The closing of the Second Call Option (the “Second Call Option Closing”) shall be held at the offices of the Company at such date and location as Purchaser may specify and NEC Corporation may agree, such agreement not unreasonably withheld (the “Second Call Option Closing Date”).

(ii)                                  At the Second Call Option Closing, Purchaser shall pay to each of NEC Corporation and NECAP its pro-rata share of the estimated Second Call Option Purchase Price for the Second Call Option Shares purchased and transferred by NEC Corporation and NECAP to Purchaser hereunder, by wire transfer of immediately available funds to each of the bank accounts of NEC Corporation and NECAP designated respectively by NEC Corporation and NECAP in writing, and NEC Corporation shall transfer its Shares and cause the transfer of the NECAP Shares to Purchaser subject to the terms and conditions of this Agreement.  Upon receipt by NEC Corporation and NECAP of the estimated Second Call Option Purchase Price, NEC Corporation and Purchaser shall cooperate to cause the Company to enter the name of KEMET Electronics Corporation in the Company’s shareholders registry in respect of the Second Call Option Shares.  Upon receipt of the estimated Second Call Option Purchase Price, NEC Corporation shall use all or a part of the estimated Second Call Option Purchase Price to forgive or otherwise permanently reduce the amount of the then outstanding NEC Debt Obligation to zero.  Notwithstanding the immediately foregoing sentence, upon the request of either Party, the Parties agree to discuss in good faith an alternative treatment of the NEC Debt Obligation that is no more prejudicial to the Company or the Parties as the treatment set forth in the immediately foregoing sentence.

(iii)                               Any and all banking fees and charges (including remittance charges and lifting charges) incurred in connection with the payment of the Second Call Option Purchase Price shall be assumed and paid by Purchaser.

(iv)                              NEC Corporation shall indemnify Purchaser for any and all Losses suffered by Purchaser in connection with the transfer of the NECAP Shares, including, without exception, losses suffered in connection with breaches of the representation and warranties contained in Section 5.5, as applied to the NECAP Shares, other than the obligation of Purchaser to pay the purchase price for the NECAP Shares.

(e)                                  Closing Conditions for Second Call Option.

(i)                                     Each of the conditions set forth in Section 3 shall be satisfied or waived by the applicable party.  For the avoidance of doubt, references to the applicable Closing shall mean the Second Call Option Closing and references to the applicable Closing Date shall mean the Second Call Option Closing Date.

(ii)                                  Additional Second Call Option Closing Conditions.  NEC Corporation’s obligation to consummate the transactions to be performed by it in connection with the Second Call Option Closing shall be subject to the satisfaction or waiver of the following conditions (A) and (E) and Purchaser’s obligation to consummate the transactions to be performed by it in connection with the Second Call Option Closing shall be subject to the satisfaction or waiver of the following conditions (B), (C), (D) and (F):

(A)                               Purchaser shall have exercised the First Call Option by delivering its First Call Option Notice on or before August 31, 2014, and whether or not the First Call Option Closing shall have occurred pursuant to Section 2.1 (other than as a result of a breach by Purchaser of its obligation to pay the purchase price for the First Call Option Shares).  Each of the Parties acknowledges and agrees that the First Call Option Closing may occur simultaneously with the Second Call Option Closing.

(B)                               NECAP has agreed to sell to Purchaser the NECAP Shares held by NECAP.

(C)                               Concurrently with the Second Call Option Closing, NEC Corporation shall forgive or otherwise permanently reduce the NEC Debt Obligation (which shall have been reduced using the First Call Option Purchase Price pursuant to Section 2.1(c)) to zero and NEC Corporation shall deliver to Purchaser documents, certificates or instruments evidencing such condition in form and substance reasonably acceptable to Purchaser.

(D)                               Notice by Purchaser to NEC Corporation that it has received updates to the Disclosure Schedules which it and NEC Corporation have reasonably cooperated to cause the Company to make in good faith solely in connection with the Second Call Option to reflect the facts, events or circumstances existing after the date hereof.

(E)                                The Company shall have repaid (or Purchaser shall have provided the funds to NEC Corporation to repay) all, or 51%, as the case may be, of the outstanding amount of the Thai Rebuilding Debt Obligation, if any, in accordance with the terms and conditions of Section 9.1 or Section 9.2, as applicable.

(F)                                 In the event the Second Call Option is exercised after April 1, 2016, concurrently with the Second Call Option Closing, NEC Corporation shall forgive 49% of the outstanding amount of the Thai Rebuilding Debt Obligation, if any, in accordance with the terms of Section 9.2.

2.3                               Put Options.

(a)                                 NEC Corporation shall have the right during the period beginning August 1, 2014 and continuing to May 31, 2018  to deliver a written demand (the “Put Option Notice”) to the Company and Purchaser that requires Purchaser to purchase all of the Shares then held by NEC Corporation and NECAP and specifies the Put Option Closing Date (the “Put Option”).  Notwithstanding the foregoing, during the period from August 1, 2014 through April 1, 2016, NEC may exercise the Put Option only if the LTM EBITDA (with a date of determination of the Put Option Closing Date) exceeds $50,000,000.

(b)                                 Determination of Put Option Purchase Price.  Purchaser and NEC Corporation shall cooperate to cause the Company to calculate the aggregate purchase price of all of the shares of Common Stock and Preferred Stock to be purchased by Purchaser from NEC Corporation and NECAP at the Put Option Closing (the “Put Option Purchase Price”).  The Put Option Purchase Price shall be determined as (I) the greater of: (A) (w) the product of (i) LTM EBITDA (with a date of determination of the Put Option Closing Date) and (ii) 6.0, less (x) the sum of the Purchase Price and the First Call Option Purchase Price (if applicable) paid by Purchaser, less (y) the Unfunded And Unreserved Pension Liabilities as of the Put Option Closing Date and (B) the outstanding NEC Debt Obligation as of the Put Option Closing Date, less (II) the outstanding NEC Debt Obligation as of the Put Option Closing Date.  The estimated amount of the Put Option Purchase Price for the purpose of Purchaser’s payment for the Put Option Closing shall be reasonably agreed upon by NEC Corporation and Purchaser at least twenty (20) days prior to the Put Option Closing Date based on the Company’s calculation pursuant to its reasonable best estimation, and the final amount of the Put Option Purchase Price shall be reasonably confirmed by NEC Corporation and Purchaser based on the Company’s calculation pursuant to the actual figures as of the Put Option Closing Date as soon as reasonably practicable, but in any event, within twenty (20) days following the date of the Put Option Closing Date.  In the event that the difference between the estimated amount and the final amount is more than US$10,000, appropriate adjustment shall be made between (i) NEC Corporation and Purchaser and (ii) NECAP and Purchaser within thirty (30) days following the Put Option Closing Date.

(c)                                  Notwithstanding Section 2.3(b) above, in the event NEC Corporation and Purchaser have a disagreement at the Company’s board level without resolution after going through the escalation mechanism described in the Stockholders’ Agreement as the result of NEC Corporation’s exercise against Purchaser of its voting rights in respect of the matters set forth in Section 9.4 or 10.5 of the Stockholders’ Agreement, as evidenced by any vote in opposition to the vote of Purchaser on such matters, and NEC Corporation subsequently exercises the Put Option pursuant to this Section 2.3, then the Put Option Purchase Price shall be the lesser of (A) the amount determined pursuant to Section 2.3(b) without regard to this Section 2.3(c) and (B) (v) the product of (i) LTM EBITDA (with a date of determination of the Put Option Closing Date) and (ii) 8.0, less (w) the sum of the Purchase Price and the First Call Option Purchase Price (if applicable) paid by Purchaser, less (x) the Unfunded And Unreserved Pension Liabilities as of the Put Option Closing Date less (y) the amount of the outstanding NEC Debt Obligation as of the date of the Put Option Closing Date.  If the Put Option Purchase Price is calculated in accordance with clause (B) of the immediately foregoing sentence and such calculation results in a negative figure, then the Put Option Purchase Price shall be deemed to be zero and NEC Corporation shall forgive or otherwise permanently reduce the amount of the then outstanding NEC Debt Obligation by the absolute amount of such negative figure, which remaining amount of the NEC Debt Obligation shall remain outstanding subject to the terms of Section 2.4.  Notwithstanding the immediately foregoing sentence, upon the request of either Party, the Parties agree to discuss in good faith an alternative treatment of the NEC Debt Obligation that is no more prejudicial to the Company or the Parties as the treatment set forth in the immediately foregoing sentence.

(d)                                 Closing of Put Option.

(i)                                     The closing as a result of Put Option (the “Put Option Closing”) shall be held at the offices of the Company at such date and location as Purchaser may specify and NEC Corporation and the Company may agree, such agreement not unreasonably withheld (the “Put Option Closing Date”).

(ii)                                  At the Put Option Closing, Purchaser shall pay to each of NEC Corporation and NECAP its pro-rata share of the Put Option Purchase Price for all of the Common Stock and Preferred Stock then held by NEC Corporation and NECAP, by wire transfer of immediately available funds to the bank accounts of NEC Corporation and NECAP designated respectively by NEC Corporation and NECAP in writing, and NEC Corporation shall transfer its Shares, and shall cause the transfer of the NECAP Shares, to Purchaser subject to the terms and conditions of this Agreement.  Upon receipt by NEC Corporation and NECAP of the Put Option Purchase Price, NEC Corporation and Purchaser shall cause the Company to enter the name of KEMET Electronics Corporation in the Company’s shareholders registry in respect of all of the Shares transferred to Purchaser at the Put Option Closing.

(iii)                               Any and all banking fees and charges (including remittance charges and lifting charges) incurred in connection with the payment of the Put Option Purchase Price shall be assumed and paid by Purchaser.

(iv)                              NEC Corporation shall indemnify Purchaser for any and all Losses suffered by Purchaser in connection with the transfer of the NECAP Shares, including, without exception, losses suffered in connection with breaches of the representation and warranties contained in Section 5.5, as applied to the NECAP Shares, other than the obligation of Purchaser to pay the purchase price for the NECAP Shares.

(e)                                  Closing Conditions for Put Option.

(i)                                     Each of the conditions set forth in Section 3 shall be satisfied or waived by the applicable party.  For the avoidance of doubt, references to the applicable Closing shall mean the Put Option Closing and references to the applicable Closing Date shall mean the Put Option Closing Date.

(ii)                                  Additional Put Option Closing Conditions. Purchaser’s obligation to consummate the transactions to be performed by it in connection with the Put Option Closing shall be subject to the satisfaction or waiver of the following conditions:

(A)                               NECAP has agreed to sell to Purchaser the NECAP Shares held by NECAP; and

(B)                               (i) Purchaser shall be permitted under its Loan and Security Agreement, dated as of September 30, 2010 and its outstanding 10.5% Senior Notes due May 1, 2018, to pay the Put Option Purchase Price; provided that Purchase shall use its reasonable best efforts to obtain such permission and this condition shall be deemed to be waived after May 1, 2018.

(C)                               Purchaser shall have received such updates to the Disclosure Schedules which it and NEC Corporation have reasonably cooperated to cause the Company to make in good faith solely in connection with the Put Option Closing to reflect the facts, events or circumstances existing after  the date hereof.

(D)                               The NEC Debt Obligation shall remain outstanding and shall be continued as set forth in Section 2.4.

(E)                                51% of the outstanding amount of the Thai Rebuilding Debt Obligation, if any, shall remain outstanding and shall be continued as set forth in Section 2.4.

(F)                                 Concurrently with the Put Option Closing, NEC Corporation shall forgive 49% of the outstanding amount of the Thai Rebuilding Debt Obligation, if any.

2.4                               Continued Loans.  NEC Corporation shall be required to leave in place the NEC Debt Obligation until May 31, 2018 and 51% of the Thai Rebuilding Debt Obligation until the due date thereof (but not later than May 31, 2018), if any amount is outstanding, in the event NEC Corporation exercises the Put Option; provided that, (i) the lending rates for the continued loan in respect of the NEC Debt Obligation and the Thai Rebuilding Debt Obligation shall be subject to changes reasonably made by NEC Corporation to reflect a new lending rate to be determined by NEC Corporation based on the credit spread which would be available to companies of the same credit rating in Japan as the Company, (ii) other terms for the continued loan shall be subject to changes reasonably acceptable to NEC Corporation and KEMET and (iii) NEC Corporation shall have the right to, at its option, on terms reasonably acceptable to Purchaser, convert the NEC Debt Obligation to preferred stock of the Company with mandatory dividends that accrue at a rate equivalent to the Japanese market lending rate that NEC reasonably determines based on reference to similar instruments and with a cash redemption date of May 31, 2018. If KEMET reasonably believes that such changed lending rates does not reflect Japanese market standard lending rates, KEMET is entitled to appeal with the evidence and KEMET and NEC Corporation shall enter into a good faith discussion. For the avoidance of doubt, the condition set forth in Sections 2.3(e)(ii)(D) or 2.3(e)(ii)(E) shall not be satisfied and the Put Option shall not close in the event the terms of the continued loan (other than the interest rate) in respect of the NEC Debt Obligation and the Thai Rebuilding Debt Obligation or the terms of the preferred stock are not reasonably acceptable to NEC Corporation and Purchaser as provided herein; provided that in the event the changed terms of the NEC Debt Obligation or the Thai Rebuilding Debt Obligation (other than the interest rate), as applicable, are similar to and consistent with the existing terms of the NEC Debt Obligation or the Thai Rebuilding Debt Obligation, as applicable, as set forth in Exhibit III to the Stock Purchase Agreement and as modified by the Transaction Documents as in effect prior to, and without taking into account, the exercise of the Put Option, then the condition set forth in Sections 2.3(e)(ii)(D) or 2.3(e)(ii)(E), as applicable, shall be deemed to be satisfied .  In the event neither the Second Call Option nor the Put Option has been exercised by May 31, 2018, Purchaser shall cause the Company to repay in full the outstanding NEC Debt Obligation and the Thai Rebuilding Debt Obligation.

2.5                               Conditions for exercise of conversion rights.  NEC Corporation shall convert 229,685,177 shares of the Preferred Stock held by NEC Corporation and NECAP into the Common Stock by giving a written notice to the Company, Purchaser and NECAP in the event Purchaser exercises the First Call Option, the Company has issued all of the First Call Option Shares to Purchaser and all closing conditions to the First Call Option have been satisfied or waived.  In the event the shares of Preferred Stock have not been converted pursuant to the immediately preceding sentence, NEC Corporation and NECAP may instead (and not in addition to) convert up to 229,685,177 shares of the Preferred Stock held by NEC Corporation and NECAP into the Common Stock by giving a written notice to the Company on or after September 1, 2014.  For the avoidance of doubt, NEC, KEMET and NECAP agree that the provisions governing the conversion rights of the shares of Preferred Stock contained in this Agreement and the Stockholders’ Agreement shall supersede and control all of the rights, requirements, and obligations related to the conversion rights of the holders of the Preferred Stock at all times.

2.6                               Exchange Rate.  For the purpose of calculating the estimated and final Second Call Option Purchase Price and the estimated and final Put Option Purchase Price under Sections 2.2(b) and 2.3(b) or 2.3(c), the NEC Debt Obligation, the LTM EBITDA and the Unfunded And Unreserved Pension Liabilities shall be converted into US$ at the arithmetic average of the TTM USD exchange rate quoted by the Bank of Tokyo-Mitsubishi UFJ, Ltd. for each business day during the preceding calendar month ending at least 20 days prior to the Second Call Option Closing Date or the Put Option Closing Date, as applicable.

2.7                               Further Negotiations.  In the event that neither of the Second Call Option nor the Put Option has been exercised on or before May 31, 2018,  each of the Parties shall negotiate in good faith the business arrangements among the Parties with respect to the Company, including, without limitation, further call options, put options or mutual agreement to modify or terminate the business relationship among the Parties with respect to the Company and shall execute such agreements, certificates, instruments and documents (including as may be required under Japanese laws or U.S. laws) and perform such further acts as may be reasonably required or desirable to carry out the intent and accomplish the purpose of this Section 2.7.

3.                                      Conditions to Obligation to Close.

3.1                               Mutual Conditions.  The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the applicable Closing of each of the following conditions, any and all of which may be waived, in whole or in part, by Purchaser and NEC Corporation to the extent permitted by applicable law:

(a)                                 all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act or equivalent anti-trust laws of any applicable jurisdictions (collectively, the “Antitrust Laws”) shall have expired or otherwise been terminated;

(b)                                 any and all consents (including affirmative response by the Japan Fair Trade Commission under the prior consultation system under Japanese antitrust laws, all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution, delivery and performance of this Agreement), notices, permits, waivers, filings, necessary or appropriate for consummation of the transactions contemplated by this Agreement, shall have been obtained and/or made from or with the Governmental Bodies having competent jurisdiction;

(c)                                  no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, (B) cause any of the transactions contemplated by this Agreement and the other Transaction Documents to be rescinded following consummation, (C) adversely affect the right of Purchaser to own the Shares or (D) adversely affect the right of the Company or any of its Subsidiaries to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

(d)                                 all material third-party consents, notices, permits, waivers necessary for the consummation of the transactions contemplated at the applicable Closing (including any in respect of a change of control, if applicable) shall have been given or obtained.

3.2                               Conditions to Obligations of Purchaser.  Purchaser’s obligation to consummate the transactions to be performed by it in connection with the applicable Closing is subject to satisfaction of the following conditions, any and all of which may be waived, in whole or in part, by Purchaser to the extent permitted by applicable law:

(a)                                 the representations and warranties set forth in Section 5 shall be true and correct in all material respects at and as of the applicable Closing Date (other than representations and warranties as of a specified date, which shall be true and correct in all material respects as of such date), except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect”, in which case such representations and warranties (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects at and as of the applicable Closing Date;

(b)                                 NEC Corporation shall have performed and complied with all of their covenants hereunder in all material respects through the applicable Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect”, in which case NEC Corporation shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material Adverse Effect”) in all respects through the applicable Closing;

(c)                                  NEC Corporation shall have delivered to Purchaser a certificate to the effect that each of the conditions specified above in Sections 3.2(a)-(b) is satisfied in all respects;

(d)                                 the relevant parties shall have entered into the Transaction Documents (including any Additional Definitive Documents, as applicable) and the same shall be in full force and effect; and

(e)                                  all actions to be taken by NEC Corporation in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser.

3.3                               Conditions to NEC Corporation’ Obligations. NEC Corporation’s obligations to consummate the transactions to be performed by it in connection with the applicable Closing is subject to satisfaction of the following conditions, any and all of which may be waived, in whole or in part, by NEC Corporation to the extent permitted by applicable law:

(a)                                 the representations and warranties set forth in Section 6 shall be true and correct in all material respects at and as of the applicable Closing Date (other than representations and warranties as of a specified date, which shall be true and correct in all material respects as of such date), except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect”, in which case such representations and warranties (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects at and as of the applicable Closing Date;

(b)                                 Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the applicable Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect”, in which case Purchaser shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material Adverse Effect”) in all respects through the applicable Closing;

(c)                                  Purchaser shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Sections 3.3(a)-(b) is satisfied in all respects;

(d)                                 the relevant parties shall have entered into the Transaction Documents (including any Additional Definitive Agreements, as applicable) and the same shall be in full force and effect; and

(e)                                  all actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to NEC Corporation.

3.4                               Frustration of Closing Conditions.  No party hereto may rely on the failure of any condition set forth in this Section 3 if such party’s failure to comply with any provision of this Agreement is the proximate cause of such failure of such condition.

4.                                      Pre-closing Covenants.

4.1                               General.  Each Party, at its own cost, shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 3 (to the extent that such conditions relate to such Party)), including, without limitation, taking all necessary actions under the Stockholders’ Agreement to cause the Company to issue the First Call Option Shares.

4.2                               Notification.  Each Party will give prompt written notice to the others of any material adverse development causing a breach of its own representations and warranties in Sections 5 and 6, as applicable.  No disclosure by any Party pursuant to this Section 4.2, however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

4.3                               Regulatory Approvals.  Each of Purchaser, NEC Corporation and the Company (as caused by Purchaser and NEC Corporation) shall (i) make all filings required or desirable of each of them or any of their respective Affiliates under the Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable, (ii) comply at the earliest practicable date with any request under any of the Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Affiliates from any Governmental Body in respect of such filings or such transactions and (iii) cooperate with each other in connection with any such filing.

5.                                      Representations and Warranties of NEC Corporation.  NEC Corporation represents and warrants to Purchaser as of the date hereof and as of each applicable Closing Date, as set forth below.

5.1                               Organization.  NEC Corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation.

5.2                               Authorization of Transaction.  NEC Corporation has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and the other Transaction Documents to which it is party and to perform its obligations hereunder and thereunder.  This Agreement and the Transaction Documents to which it is party constitute the valid and legally binding obligations of NEC Corporation, enforceable in accordance with their respective terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  NEC Corporation has, or shall have as of the applicable Closing, obtained any authorization, consent, or approval of, or made any filing required to, any Governmental Body in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents.  This Agreement and the other Transaction Documents to which NEC Corporation is party have been duly and validly approved and authorized by all necessary corporate action on NEC Corporation’s part.

5.3                               Non-contravention.  Neither the execution and delivery of this Agreement and the Transaction Documents to which NEC Corporation is party, nor the consummation of the transactions contemplated hereby and thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which NEC Corporation is subject or any provision of its charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NEC Corporation is a party or by which it is bound or to which any of its assets are subject, or (C) result in the imposition or creation of a lien and any other encumbrance upon or with respect to the shares of Common Stock or Preferred Stock held by it.

5.4                               Brokers’ Fees.  Except for legal fees, NEC Corporation has no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

5.5                               Shares.  NEC Corporation holds of record, has good and marketable title to, and owns beneficially the number of shares of Common Stock and Preferred Stock set forth in Section 4.8 of the Stock Purchase Agreement or otherwise disclosed in the Disclosure Schedules, free and clear of any restrictions on transfer (other than any restrictions under applicable securities laws, Articles of Incorporation of the Company and the Transaction Documents), taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, and pursuant to the terms and conditions of this Agreement, Purchaser will acquire good and marketable title to such shares of Common Stock and Preferred Stock, as applicable, free and clear of any restrictions on transfer (other than any restrictions under applicable securities laws, Articles of Incorporation of the Company and the Transaction Documents), taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  NEC Corporation is not, or will not be, a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement and the Stockholders’ Agreement) that could require NEC Corporation to sell, transfer, or otherwise dispose of any capital stock of the Company.  Other than the Stockholders’ Agreement, NEC Corporation is not, or will not be, a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

5.6                               Representations and Warranties relating to the Company.  NEC Corporation represents and warrants to Purchaser as of the date hereof and as of the First Call Option Closing Date that each of the statements relating to the Company described in Section 4 of the Stock Purchase Agreement are true, correct and complete, except as set forth in the Disclosure Schedules; provided that updates to the Disclosure Schedules reflecting events after the date hereof and prior to the First Call Option Closing shall be deemed to modify the representations and warranties of NEC Corporation for the purpose of determining whether the conditions to the First Call Option Closing have been met and  shall be deemed to modify the representations and warranties of NEC Corporation in respect of its indemnification obligations pursuant to Section 7.2(a).  NEC Corporation further represents and warrants to Purchaser as of the Second Call Option Closing Date and the Put Option Closing Date that each of the statements relating to the Company described in Sections 4.1 (first sentence only), 4.2, 4.3(i), 4.3(iii), 4.5 and 4.8 of the Stock Purchase Agreement are true, correct and complete, except as set forth in the

Disclosure Schedules, provided that updates to the Disclosure Schedules reflecting events after the date hereof and prior to the Second Call Option Closing or the Put Option Closing shall be deemed to modify the representations and warranties of NEC Corporation for the purpose of determining whether the conditions to the Second Call Option Closing and the Put Option Closing have been met and shall be deemed to modify the representations and warranties of NEC Corporation in respect of its indemnification obligations pursuant to Section 7.2(a).  For the avoidance of doubts, NEC Corporation shall be permitted to update and deliver to Purchaser the Disclosure Schedules attached to the Stock Purchase Agreement on or before the thirtieth (30th) day immediately prior to each of the First Call Option Closing, the Second Call Option Closing and the Put Option Closing Date.  Purchaser and NEC Corporation shall cooperate to cause the Company to fully cooperate with NEC Corporation in the preparation of the updated Disclosure Schedules in good faith and to furnish such records and information as may be reasonably requested by NEC Corporation in connection therewith.

6.                                      Representations and Warranties of Purchaser.  Purchaser represents and warrants to NEC Corporation as of the date hereof and as of each applicable Closing Date, as set forth below.

6.1                               Power and Authorization.  Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other formation.  Purchaser has the full corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is party, and this Agreement and the Transaction Documents to which it is party constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms and conditions, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is party have been duly and validly approved and authorized by all necessary corporate action on Purchaser’s part.

6.2                               Consents.  Purchaser has, or shall have as of the applicable Closing, obtained all governmental, statutory, or regulatory consents or authorizations required by it to execute, deliver and perform its obligations under this Agreement.

6.3                               Non-contravention.  Neither the execution and delivery of this Agreement and the Transaction Documents to which Purchaser is a party, nor the consummation of the transactions contemplated hereby and thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which Purchaser is subject or any provision of its charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets are subject.

6.4                               Financial Capability.  Purchaser has, and at each of the First Call Closing and the Second Call Closing will have, sufficient funds available to pay the First Call Option Purchase Price and the Second Call Option Purchase Price, as the case may be, and any fees and expenses incurred by Purchaser in connection with the First Call Option and the Second Call Option, as the case may be.

7.                                      Remedies.

7.1                               Survival.  All representations and warranties contained herein or made pursuant to this Agreement or in any certificate delivered pursuant to this Agreement shall survive the First Call Option Closing for a period beginning on the First Call Option Closing Date and ending on the 15 month anniversary of the First Call Option Closing Date; provided that the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.5, the second sentence of Section 5.6 and Sections 6.1, 6.2 and 6.3 (the “Fundamental Representations”) and corresponding representations and warranties in any certificate shall survive the execution and delivery of this Agreement and each of the First Call Option Closing, the Second Call Option Closing or the Put Option Closing for a period beginning on the applicable Closing Date and continuing in full force and effect until the expiration of any applicable statute of limitations (after giving effect to any extensions or waivers). All covenants and agreements that contemplate performance after any applicable Closing contained herein shall survive such Closing indefinitely or for any shorter period expressly specified in accordance with their terms. Notwithstanding the preceding sentences, if notice of an indemnification claim shall have been delivered before the aforementioned time period has elapsed with respect to any breach of any such representation, warranty, covenant or agreement, such representation, warranty, covenant or agreement shall survive until such claim is finally resolved. No claim may be brought hereunder in respect of any covenant or agreement that contemplates performance entirely before or at any applicable Closing unless such claim is brought prior to the first anniversary of such applicable Closing Date.

7.2                               Indemnification Provisions for Purchaser’s Benefit.

(a)                                 In the event NEC Corporation breaches (or in the event any third party alleges facts that, if true, would mean NEC Corporation has breached) any of its representations and warranties regarding the Company set forth in Section 5.6 or in the event the Company breaches any of its covenants contained in Section 2.1, provided that Purchaser makes a written claim for indemnification against NEC Corporation within the survival period for such breaches, then, effective at and after each applicable Closing and subject to the limitations and exclusions set out in this Section 7, NEC Corporation undertakes to pay 49% of the amount which would be necessary to put the Company into the financial position which would have existed had there been no breach.  Furthermore, NEC Corporation shall be obligated to indemnify Purchaser from and against any Losses Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of the covenants related to the  issuance of First Call Option Shares or the representations and warranties of the Company related to the issuance of the First Call Option Shares as set forth in Sections 4.1, 4.2, 4.3 4.5 or 4.8 of the Stock Purchase Agreement , and to indemnify Purchaser from and against 49% of any Losses Purchaser may suffer resulting from any other breach (or alleged breach).  For the purpose of this clause (a), the representations and warranties of regarding the Company set forth in Section 5.6 of this Agreement shall be read as if all qualifications as to materiality, including each reference to the terms and phrases “material”, “in all material respects” or like phrases were deleted therefrom in determining whether there has been a breach of any such representation or warranty or in determining the amount of any Loss.

(b)                                 In the event NEC Corporation breaches (or in the event any third party alleges facts that, if true, would mean NEC Corporation has breached) any of its representations, warranties, and covenants contained herein (other than those regarding the Company set forth in Section 5.6) and, provided that Purchaser makes a written claim for indemnification against NEC Corporation within the survival period, then NEC Corporation shall be obligated to indemnify Purchaser from and against the entirety of any Losses Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).  For the purposes of this clause (b), the representations and warranties of NEC Corporation contained in Section 5 of this Agreement shall be read as if all qualifications as to materiality, including each reference to the terms and phrases “material”, “in all material respects” or like phrases were deleted therefrom in determining whether there has been a breach of any such representation or warranty or in determining the amount of any Loss.

(c)                                  Nothing in this Section 7.2 restricts or limits Purchaser or its Affiliates’ (including, for the avoidance of doubt, the Company after the Initial Closing) general obligation at law to mitigate any loss or damage which it may incur as a consequence of a matter giving rise to a claim.

7.3                               Indemnification Provisions for NEC Corporation’ Benefit.  In the event Purchaser breaches (or in the event any third party alleges facts that, if true, would mean Purchaser has breached) any of its representations, warranties, and covenants contained herein and, provided that NEC Corporation makes a written claim for indemnification against Purchaser within the survival period, then Purchaser shall be obligated to indemnify NEC Corporation from and against any Losses NEC Corporation may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach).  Notwithstanding the foregoing, Purchaser shall have no indemnification obligations whatsoever to the Company at any time following the Second Call Option Closing or a Put Option Closing.  For the purposes of this Section 7.3, the representations and warranties of Purchaser contained in Section 6 of this Agreement shall be read as if all qualifications as to materiality, including each reference to the terms and phrases “material”, “in all material respects” or like phrases were deleted therefrom in determining whether there has been a breach of any such representation or warranty or in determining the amount of any Loss.  Nothing in this Section 7.3 restricts or limits the Company’s, NEC Corporation’s or their respective Affiliates’ general obligation at law to mitigate any loss or damage which it may incur as a consequence of a matter giving rise to a claim.

7.4                               Limitations on Liability.

(a)                                 Neither Purchaser nor NEC Corporation shall be entitled to assert any claim for indemnification under this Section 7 with respect to a single course of conduct or related set of circumstances, occurrences or events unless the Losses arising therefrom exceed

$1,000,000, in which case the Purchaser or NEC Corporation, as the case may be, shall be entitled to claim only for the amount by which such claims exceed such deductible amount.

(b)                                 The maximum aggregate liability of NEC Corporation for all indemnification claims under this Agreement shall be limited to (i) $25,000,000 with respect to written claims for indemnification arising on or after the First Call Option Closing Date, and (ii) the Second Call Option Purchase Price or the Put Option Purchase Price, as applicable, including the amount of the NEC Debt Obligation that remains outstanding, with respect to written claims for indemnification regarding the Fundamental Representations arising on or after the Second Call Option Closing or the Put Option Closing, as applicable.

(c)                                  The maximum aggregate liability of Purchaser for all indemnification claims this Agreement shall be limited to (i) $25,000,000 with respect to written claims for indemnification arising on or after the First Call Option Closing Date and (ii) the Second Call Option Purchase Price or the Put Option Purchase Price, as applicable, including the amount of the NEC Debt Obligation that remains outstanding, with respect to written claims for indemnification regarding the Fundamental Representations arising on or after the Second Call Option Closing or the Put Option Closing, as applicable.

(d)                                 Neither Party shall be liable for any loss of profits or earnings, or any punitive, indirect, incidental or consequential damages by reason of a breach of any representation, warranty, covenant or indemnity contained herein; provided that the foregoing is not intended to limit recovery of amounts paid by an Indemnified Party in connection with the defense, settlement or other resolution of any Third-Party Claim (including any punitive, indirect, incidental or consequential damages paid by an Indemnified Person to any third party).

(e)                                  NEC Corporation shall not be liable for any claim under Section 7.2(a), (x) if and to the extent the matter is specifically provided or reserved for (and not released prior to the applicable Closing) in the Company Financial Statements provided by the Company in connection with the applicable Closing; (y) to the extent that the matter giving rise to the claim would not have arisen solely but for an act before or after the applicable Closing by Purchaser or its Affiliates or a director, employee or agent of Purchaser or its Affiliates; or (z) to the extent that the matter giving rise to the claim arises wholly or partially from an event before or after the applicable Closing solely at the written request or direction of, or with the consent of Purchaser or its Affiliates or an authorized agent or adviser of Purchaser or its Affiliates.

(f)                                   Insured Claims. NEC Corporation’s liability in respect of any claims pursuant to Section 7.2(a) that are payable to the Company shall be reduced by an amount equal to 49% of any loss or damage to which the claim relates which has actually been recovered by the Company under a policy of insurance.

(g)                                  Disclosure Documents. Except as expressly set forth in Section 5.6 and Section 7.2(a), NEC shall not be liable for any claim under Section 7.2 if and to the extent that the actual fact, matter, event or circumstance giving rise to such claim is fairly and reasonably disclosed on the face of the express terms of this Agreement (including the Disclosure Schedules). Further, any events that initially occur after the date hereof shall be deemed to be disclosed in the Disclosure Schedules updated in accordance with Section 5.6 if such events have been discussed by the entire Board of Directors in a meeting held after the Initial Closing and are reflected in, and reasonably apparent from a review of,  the minutes of the Board of Directors of the Company held after the Initial Closing.

(h)                                 No Double Recovery.  In the event Purchaser’s claim under Section 7.2 arises from or is related to the same facts, events or circumstances giving rise to a claim for indemnification pursuant to Section 7 of the Stock Purchase Agreement, Purchaser’s claim for indemnification under Section 7 of this Agreement shall be offset by any payments actually made to Purchaser pursuant to Section 7 of the Stock Purchase Agreement for such related claim.

7.5                               Matters Involving Third Parties.

(a)                                 If any third party notifies any Party (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) that may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that such notice shall set forth in reasonable detail such Third-Party Claim and the basis for indemnification and no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby materially prejudiced.

(b)                                 Any Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will assume responsibility for and indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party and (E) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

(c)                                  So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 7.5(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-

Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

(d)                                 In the event that the Indemnifying Party chooses to not exercise the rights under Section 7.5(b) above or any condition set forth in Section 7.5(b) (A) through (D) above is or becomes unsatisfied, (A) the Indemnified Party may defend against the Third-Party Claim in any manner it may reasonably deem appropriate (but the Indemnified Party will need to consult with, and obtain consent from (not to be unreasonably withheld), any Indemnifying Party in connection therewith), (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (C) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section 7.

(e)                                  In the event the Indemnifying Party exercises the rights under Section 7.5(b) but the condition in Section 7.5(b) (E) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys’ fees and expenses) and (C) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section 7.

(f)                                   Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense of any Third-Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

7.6                               Exclusive Remedies.  Other than in respect of claims for indemnification arising out of fraud or criminal conduct (with respect to which the claimant shall have all remedies available at law or in equity), the remedies provided in this Section 7 (subject to the limitations set forth in this Section 7) shall be the exclusive remedies for the Parties and their permitted assigns and successors for any breach or inaccuracy in any representation, warranty or statement in, or any breach, non-fulfillment or default in the performance of any of the covenants or agreements contained in this Agreement.

8.                                      Termination. Certain of the Parties may terminate this Agreement as provided below:

8.1                               Termination of Agreement.

(a)                                 The Parties may terminate this Agreement by mutual written consent at any time;

(b)                                 Purchaser may terminate this Agreement by giving written notice to NEC Corporation at any time prior to the First Call Option Closingn the event NEC Corporation shall file for bankruptcy, corporate reorganization, civil rehabilitation, special liquidation or similar proceedings, and such petition is not withdrawn or rejected or an order or notification for any attachment, auction or compulsory execution shall be received by or made in respect of NEC Corporation and such order or notification is not withdrawn, rejected or cancelled (effective as of the date of such notice); and

(c)                                  NEC Corporation may terminate this Agreement by giving written notice to Purchaser at any time prior to the First Call Option Closing  in the event Purchaser shall file for bankruptcy, corporate reorganization, civil rehabilitation, special liquidation or similar proceedings, and such petition is not withdrawn or rejected, or an order or notification for any attachment, auction or compulsory execution shall be received by or made in respect of Purchaser and such order or notification is not withdrawn, rejected or cancelled (effective as of the date of such notice).

8.2                               Effect of Termination.  If any Party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except for any liability of any Party then in breach, including, without limitation, the obligation of such Party to satisfy its indemnification obligations pursuant to Section 7 of this Agreement.)

9.                                      Thai Rebuilding Debt Obligation.

9.1                               In the event Purchaser exercises the Second Call Option on or before April 1, 2016 by providing a Second Call Option Notice under Section 2.2(c), Purchaser shall cause the Company to repay all the outstanding amount of the Thai Rebuilding Debt Obligation, if any, to NEC Corporation on the Second Call Option Closing Date. NEC shall exercise its voting rights under the Stockholders’ Agreement and take all such other similar actions in its capacity as a stockholder of the Company, to approve the repayment by the Company of all the outstanding amount of the Thai Rebuilding Debt Obligation, and not take any action in its capacity as the Lender under such obligations to hinder, prevent or delay any such repayment.

9.2                               In the event Purchaser exercises the Second Call Option after April 1, 2016 by providing a Second Call Option Notice under Section 2.2(c), Purchaser shall cause the Company to repay 51% of the outstanding amount of the Thai Rebuilding Debt Obligation, if any, to NEC Corporation at the Second Call Option Closing or in the event NEC Corporation exercises the Put Option under Section 2.3, 51% of the Thai Rebuilding Debt Obligation, if any, will remain outstanding and NEC Corporation shall forgive the remaining 49% of such outstanding Thai Rebuilding Debt Obligation, if any, at the Second Call Option Closing or the

Put Option Closing, as the case may be.  Notwithstanding the immediately foregoing sentence, upon the request of either Party, the Parties agree to discuss in good faith an alternative treatment of the Thai Rebuilding Debt Obligation that is no more prejudicial to the Company or the Parties as the treatment set forth in such immediately foregoing sentence. NEC shall exercise its voting rights under the Stockholders’ Agreement and take all such other similar actions in its capacity as a stockholder of the Company, to approve the repayment by the Company of 51% of the outstanding amount of the Thai Rebuilding Debt Obligation, and not take any action in its capacity as the Lender under such obligations to hinder, prevent or delay any such repayment.

10.                               Miscellaneous.

10.1                        Dispute Resolution.  Any dispute arising out of or relating to this Agreement that cannot be resolved amicably between the Parties (including by way of escalation to the chief executive of each of Purchaser and a senior executive of NEC Corporation to facilitate such resolution) within sixty (60) days after written notice from a Party to the other Party that a dispute exists shall be finally determined before a tribunal of three arbitrators in London, England in accordance with the Commercial Arbitration Rules of the London International Court of Arbitration (the “LICA”). One arbitrator shall be selected by NEC Corporation, one arbitrator shall be selected by Purchaser and the third arbitrator shall be selected by mutual agreement of the first two arbitrators or by the LICA, if the arbitrators appointed by the Parties are unable to select a third arbitrator within thirty (30) days.  The award of arbitration shall be final and binding upon the Parties and shall not be subject to appeal to any court, and may be entered in any court of competent jurisdiction for execution forthwith.

10.2                        Governing Law.  This Agreement shall be governed in all respects by the laws of Japan without regards to the principles of conflicts of laws thereof.

10.3                        Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and each Closing.

10.4                        Further Assurances.  Each of the Parties shall execute such agreements, certificates, instruments and documents (including as may be required under Japanese laws or U.S. laws in connection with Share issuance or transfer and registration thereof) and perform such further acts as may be reasonably required or desirable to carry out the intent and accomplish the purpose of this Agreement and consummate the transactions contemplated hereby, including, without limitation, the negotiation in good faith and execution of any definitive agreement(s) reasonably required or desirable to carry out the intent and accomplish the purpose of the First Call Option, the Second Call Option, the Put Option and the provisions of Section 2.7 (each, an “Additional Definitive Agreement”) and to allow the Company to continue to operate its business consistent with past practices.  Any such Additional Definitive Documents may include license agreements, transition services agreements or similar agreements with NEC Corporation or their affiliates.

10.5                        Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

10.6                        Successors and Assigns.  Except as otherwise expressly provided herein and subject to applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.  Notwithstanding the foregoing, none of Purchaser or NEC Corporation may transfer any of its rights to exercise any of the First Call Option, the Second Call Option or the Put Option, separate or apart from this Agreement or from the shares of Common Stock or Preferred Stock which it holds.

10.7                        Entire Agreement.  This Agreement and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

10.8                        Incorporation of Exhibits, Annexes and Schedules.  The exhibits, annexes, and schedules, including, without limitation, the Disclosure Schedules, identified in this Agreement are incorporated herein by reference and made a part hereof.

10.9                        Governing Language.  This Agreement has been negotiated and executed by the Parties in English.  In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.  For the avoidance of doubt, the documents disclosed during the due diligence or those referred to in the Disclosure Schedule may be prepared in the Japanese language.

10.10                 Expenses.  Each Party shall bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby and thereby.  Except as set forth in Sections 2.1(c) and 2.3(d)(iii), Purchaser and NEC Corporation shall cooperate to cause the Company shall pay all transfer agent, stamp taxes or other fees, taxes and duties levied in connection with the sale, issuance or transfer of the Shares.

10.11                 Notices, etc.  All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by e-mail, or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or e-mail address (as the case may be) listed for each such Party below such Party’s signature page hereto or, if any Party shall have designated a different address or e-mail address by notice to the other Party as provided by this section, then to the last address or e-mail address so designated.

10.12                 Severability.  In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10.13                 Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.14                 Publicity.  Neither of the Parties to this Agreement, nor any of their respective Affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement or any of the transactions contemplated hereby or thereby without the prior written consent of the other Parties, such consent not unreasonably withheld, unless such disclosure is required by applicable law or by any stock exchange or any regulatory or governmental body having applicable jurisdiction, including, without limitation, U.S. federal securities laws and Japanese securities laws, in which case the Party making the announcement or disclosure shall use reasonable efforts to consult with the other Parties in advance as to its form, content and timing.

10.15                 No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

10.16                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.17                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or portable document format (pdf) or equivalent signature attached to an e-mail shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf  or equivalent signature.

IN WITNESS WHEREOF, each of NEC Corporation and Purchaser has executed this Agreement as of the day first above written.

NEC CORPORATION

By:	/s/ TAKAYUKI MORITA
Name:	Takayuki Morita
Title:	Senior Vice President

Address for Notice:	7-1, Shiba 5-chome, Minato-ku
Tokyo 108-8001, Japan

E-mail: t-yamamoto@df.jp.nec.com
Attn:	General Manager, Affiliated Company Division
NEC Corporation

KEMET ELECTRONICS CORPORATION

By:	/s/ PER-OLOF LOOF
Name:	Per-Olof Loof
Title:	Chief Executive Officer

Address for Notice:	101 NE 3rd Ave., Ste. 1700
Fort Lauderdale, FL 33301 USA

E-mail: jamieassaf@kemet.com
Attn: Vice President and General Counsel